UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 4, 2006

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 5, 2006, the Board of Directors of Electronic Data Systems Corporation ("EDS") appointed Jeffrey M. Heller as Vice Chairman and Ronald A. Rittenmeyer as President of EDS, effective immediately.  Mr. Heller had served as President of EDS.  Mr. Rittenmeyer, who had served as Executive Vice President and Chief Operating Officer, will continue to serve as Chief Operating Officer.

On December 4, 2006, Charles S. Feld, who had served as Executive Vice President, Portfolio Development, was appointed Senior Executive Vice President, Applications Services of EDS.  On that date, the Compensation and Benefits Committee of the EDS Board of Directors approved the grant to Mr. Feld of 129,895 time-vesting restricted stock units ("RSUs") under EDS' Amended and Restated 2003 Incentive Plan.  Subject to earlier vesting under the circumstances described below, the RSUs will vest on November 30, 2009.  If prior to the scheduled vesting of the RSUs (a) Mr. Feld's employment is involuntarily terminated by EDS other than for cause or (b) he voluntarily terminates his employment for good reason (defined as a reduction in his annual base salary or target bonus, or his being required to move office location, or his no longer reporting to the EDS Office of the Chairman or its functional equivalent), the RSUs will vest immediately.  If Mr. Feld's employment is involuntarily terminated for cause or he voluntarily terminates his employment for any reason other than good reason prior to November 30, 2009, all RSUs will be forfeited.  In the event of the termination of Mr. Feld's employment due to death or disability, a pro-rated portion of the RSUs, based on the number of months of service completed during the vesting period, will immediately vest. Dividend equivalents will be credited with respect to the RSUs at the same time and at the same rate as paid to EDS shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

December 7, 2006                                                                                                    By:    /S/ STORROW M. GORDON

                                                                                                                                          Storrow M. Gordon

                                                                                                                                          Executive Vice President

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